UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 7, 2021

GRIDIRON BIONUTRIENTS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55852	36-4797193
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6991 East Camelback Road, Suite D-300

Scottsdale, AZ 85251

(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (800) 570-0438

_______________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
none	not applicable	not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 7, 2021, Gridiron BioNutrients, Inc. (the “Company”) consummated the initial tranche of its $2 million financing (the “Series B-1 Financing”) contemplated by that certain Series B-1 Purchase Agreement (the “Purchase Agreement”) between the Company and Lincoln Park Capital Fund, LLC (“LPC”) pursuant to which the Company agreed to issue and sell to LPC up to 2,694,514 shares of its newly designated Series B-1 Convertible Preferred Stock (the “Series B-1 Preferred”) at a per share price of $0.742245 (or $2,000,000 in the aggregate). At the initial closing, the Company issued 673,628 shares of Series B-1 Preferred to LPC and received $500,000 in gross proceeds. Subsequent closings under the Purchase Agreement will occur following the satisfaction or waiver of the conditions set forth in the Purchase Agreement.

Pursuant to the terms of the Purchase Agreement, LPC agreed, for a period of 180 days following the final closing of the Series B-1 Financing, not to offer, sell, contract to sell, pledge, hypothecate, grant any option, right or warrant for the sale of, purchase any option or contract to sell, sell any option or contract to purchase, or otherwise encumber, dispose of or transfer, or grant any rights with respect to, directly or indirectly, any shares of Series B-1 Preferred or any shares of the Company’s common stock issuable upon conversion of the Series B-1 Preferred. In addition, under the Purchase Agreement, LPC has the right to cause the Company to redeem 50% of the shares of Series B-1 Preferred purchased by LPC if certain events do not occur as described in the Purchase Agreement.

In connection with the consummation of the initial closing of the Series B-1 Financing, the Company filed with the Secretary of State of the State of Nevada (the “NVSOS”) a Certificate of Designations, Preferences and Rights of the Series B-1 Preferred designating a total of 2,694,514 shares of its authorized “blank check” preferred stock as Series B-1 Preferred (the “Series B-1 Certificate of Designations”).

The transactions described above are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws.

The foregoing description of the Purchase Agreement and the Series B-1 Preferred is qualified in its entirety by reference to the Series B-1 Purchase Agreement and the Series B-1 Certificate of Designations which are filed as Exhibits 10.1 and 3.3, respectively, to this Current Report on Form 8-K and is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information under Item 1.01 of this Current Report on Form 8-K regarding the Series B-1 Financing is incorporated herein by reference.

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Series B-1 Preferred

The Company filed with the Secretary of State of the State of Nevada a Certificate of Designations, Preferences and Rights of the Series B-1 Preferred designating a total of 2,694,514 shares of its authorized “blank check” preferred stock as Series B-1 Preferred having the designations, preferences and rights as follows:

Voting Rights. In addition to rights granted to holders of Series B-1 Preferred under the Nevada Revised Statues, each holder will be entitled to the whole number of votes equal to the number of shares of common stock into which such holder’s Series B-1 Preferred would be convertible on the record date for the vote or consent of stockholders, and shall otherwise have voting rights and powers equal to the voting rights and powers of the common stock.

Transferability. The shares of Series B-1 Preferred are transferrable by the holder in the holder’s sole option without the consent of the Company, subject to compliance with Section 5 of the Securities Act.

Liquidation Preference. The Series B-1 Preferred Stock will rank on parity with the Series B Preferred and senior to all other classes of the Company’s capital stock. The Series B-1 Preferred has a stated value of $0.742245 per share (the “Stated Value”). Subject only to the liquidation rights of the holders of Series B Preferred and Series B-1 Preferred that are then issued and outstanding, upon the liquidation, dissolution or winding up of the business of the Company, whether voluntary or involuntary, the Series B-1 Preferred Stock is entitled to receive an amount per share equal to the greater of (i) the Stated Value, plus the Additional Amount (as defined below) and (i) the amount per share such holder would receive if such holder converted such share of Series B-1 Preferred into common stock immediately prior to the date of such payment.

Dividends. Cumulative dividends on each share of Series B-1 Preferred will accrue, on a quarterly basis in arrears, at the rate of 10% per annum on the Stated Value, plus all dividends, whether declared or not, on such share of Series B-1 Preferred (the “Additional Amount”) thereon. All accrued dividends on each share of Series B-1 Preferred are to be paid upon conversion of the Series B-1 Preferred for which the applicable dividend is due. At the option of the Company dividends may be paid in cash or shares of common stock. Each holder of Series B-1 Preferred will also be entitled to receive dividends or distributions on each share of Series B-1 Preferred on an “as converted” into common stock basis when and if dividends are declared on the common stock by the Company’s Board of Directors. Dividends may be paid in cash or property, as determined by the Board of Directors.

Conversion. Subject to the beneficial ownership limitations described below, at any time after the Closing date, each share of Series B-1 Preferred will be convertible at the holder’s option into validly issued, fully paid and non-assessable shares of common stock at a conversion rate (the “Conversion Rate”) determined by dividing the sum of the Conversion Amount (as defined below) of such share of Series B Preferred Stock by the conversion price, which is the lesser of (i) $0.742245 or (ii) 75% of the price paid per share by investors in any subsequent offering of the Company’s common stock or common stock equivalents, subject to adjustment as provided herein, subject to adjustment as set forth below (the “Conversion Price”). The Conversion Amount is defined as the Stated Value plus the Additional Amount and any accrued and unpaid late charges with respect to such Stated Value and Additional Amount as of such date of determination. In addition, the shares of Series B-1 Preferred will be convertible at the holder’s option at the Conversion Price any time during the period commencing on the date of the occurrence of a Triggering Event (as defined in the Series B-1 Certificate of Designations). A holder of Series B-1 Preferred will not be able to convert the shares into shares of common stock to the extent such conversion or exercise would cause the holder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 4.99% of the Company’s then outstanding shares of our common stock following such exercise or conversion, subject to a waiver by the holder upon 61 days’ prior notice to the Company. The Conversion Price and the number of shares of common stock issuable upon conversion of the Series B-1 Preferred will be subject to pro-rata adjustment for stock splits, dividends and similar corporate events.

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Purchase Rights. If at any time the Company grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of the Company’s common stock (the “Purchase Rights”), then each holder of Series B-1 Preferred will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of common stock acquirable upon complete conversion of all the Series B-1 Preferred (without taking into account any limitations or restrictions on the convertibility of the Series B-1 Preferred) held by such holder immediately prior to the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of common stock are to be determined for the grant, issue or sale of such Purchase Rights.

Amendments. The Series B-1 Certificate of Designations or any provision hereof (other than the beneficial ownership limitation set forth above) may be modified or amended or the provisions hereof waived with the written consent of the Company and either (i) the holders of a majority of the Series B-1 Preferred then currently outstanding, which must include LPC as long as LPC (or any of its affiliates) owns at least 5% of the Series B-1 Preferred issued pursuant to the Purchase Agreement, or (ii) LPC as long as LPC (or any of its affiliates) owns at least 5% of the Series B-1 Preferred Stock issued pursuant to the Exchange Agreement.

Series B Preferred Stock

In connection with the Series B-1 Financing, the Company filed with the NVSOS an Amended and Restated the Certificate of Designations, Preferences and Rights (the “Series B Certificate of Designations”) of the Company’s Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Preferred”). The Series B Certificate of Designations was approved by the requisite holders of the outstanding Series B and reflects amendments to the terms of the Series B Preferred to permit the Company to set the terms of the Series B-1 Preferred to rank on parity with the Series B Preferred. No other changes or modifications were made to the designations, preferences or rights of the Series B Preferred.

The foregoing description of the Series B Certificate of Designations is qualified in its entirety by reference to the Series B Certificate of Designations which is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Series A Preferred Stock

The Company filed with the NVSOS a Certificate of Withdrawal of the Certificate of Designations (the “Series A Certificate of Withdrawal”) of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred”). Pursuant to the Series A Certificate of Withdrawal, the Series A Preferred was cancelled and withdrawn. As a result, all of the previously authorized Series A Preferred will be returned to the Company’s authorized “blank check” preferred stock. There were no shares of Series A Preferred outstanding at the time of the withdrawal.

The foregoing description of the Series A Certificate of Withdrawal is qualified in its entirety by reference to the Series A Certificate of Withdrawal which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.1	Certificate of Withdrawal of the Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock

3.2	Amended and Restated Certificate of Designations, Preferences and Rights of the Series B Convertible Preferred Stock

3.3	Certificate of Designations, Preferences and Rights of the Series B-1 Convertible Preferred Stock

10.1	Series B-1 Purchase Agreement by and between the Company and LPC

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gridiron BioNutrients, Inc.

Date: September 9, 2021	By:	/s/ Timothy S. Orr
Timothy S. Orr, Chief Executive Officer and President

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